Exhibit 99.1

Worksport ($WKSP) Initiates Bitcoin (BTC) & Ripple (XRP) Purchases as Part of Strategic Move to Hedge Inflation and Embrace Cryptocurrency Adoption

Following Business Growth, Company Initiates Purchases and Shares Long-Term View

West Seneca, New York, January 29, 2025 — Worksport Ltd. (NASDAQ: WKSP) (“Worksport” or the “Company”), a U.S. based manufacturer and innovator of hybrid and clean energy solutions for the light truck, overlanding, and global consumer goods sectors, is pleased to announce it has made initial purchases of Bitcoin (BTC) and Ripple (XRP) as part of a newly established cryptocurrency treasury strategy. Projecting revenue growth, the release of three (3) new products, and approaching cash flow positivity, all within 2025, the Company’s proactive crypto strategy is positioned as a timely complement to global transformations.

A Proactive Treasury Approach

This week, Worksport has made its initial six-figure purchase of Bitcoin (BTC) and Ripple (XRP). The Company currently holds a long-term view on this investment and anticipates opportunistically adding to this position as excess cash grows. This strategic move aligns with Worksport’s Bitcoin and XRP Treasury Strategy announced on December 5, 2024, wherein the Company committed to a strategy of investing a portion of its excess cash reserves in BTC and XRP.

With its initial BTC and XRP holdings secured, the Company aims to continually bolster its cryptocurrency strategy, while keeping an eye on regulatory movements under the new Trump administration. Worksport also plans to integrate cryptocurrency payment options on Worksport.com, allowing customers worldwide to benefit from lower transaction fees and an expanded range of payment methods. This initiative aligns with the Company’s broader vision of leveraging blockchain and digital assets to enhance operational efficiency. Read Worksport’s cryptocurrency treasury strategy: [Here]

Worksport Chief Executive Officer, Steven Rossi, comments: “Our business has been growing rapidly, with revenues up and margins steadily improving. We believe our strategic treasury plan is a low-risk approach to hedge inflation and potentially benefit from increasing regulatory clarity around cryptocurrencies. We hold a long-term view on our current BTC and XRP holdings.”

This treasury update follows Worksport’s ongoing business growth initiatives. Read more on Worksport’s Growing Business, here: https://investors.worksport.com.

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About Worksport

Worksport Ltd. (Nasdaq: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, portable power systems, and clean heating & cooling solutions. Worksport has an active partnership with Hyundai for the SOLIS Solar cover. Additionally, Worksport’s hard-folding cover, designed and manufactured in-house, is compatible with all major truck models and is gaining traction with newer truck makers including the electric vehicle (EV) sector. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and Cold-Climate Heat Pump (CCHP) technology. Terravis Energy’s website is terravisenergy.com.

For more information, please visit investors.worksport.com.

Connect with Worksport

Please follow the Company’s social media accounts on X (previously Twitter), Facebook, LinkedIn, YouTube, and Instagram (collectively, the “Accounts”), the links of which are links to external third-party websites, as well as sign up for the Company’s newsletters at investors.worksport.com. The Company does not endorse, ensure the accuracy of, or accept any responsibility for any content on these third-party websites other than content published by the Company.

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Investors and others should note that the Company announces material financial information to our investors using our investor relations website, press releases, SEC filings, and public conference calls and webcasts. The Company also uses social media to announce Company news and other information. The Company encourages investors, the media, and others to review the information the Company publishes on social media.

The Company does not selectively disclose material non-public information on social media. If there is any significant financial information, the Company will release it broadly to the public through a press release or SEC filing prior to publishing it on social media.

For additional information, please contact:

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789 -128 W: investors.worksport.com W: www.worksport.com E: investors@worksport.com

Forward-Looking Statements

The information contained herein may contain “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “scheduled,” “expect,” “future,” “intend,” “plan,” “project,” “envisioned,” “should,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. These statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) supply chain delays; (ii) acceptance of our products by consumers; (iii) delays in or nonacceptance by third parties to sell our products; and (iv) competition from other producers of similar products. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including, without limitation, our latest Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. The forward-looking statements made in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.